EXHIBIT 10.11.1

FIRST AMENDMENT TO SALES COMPENSATION AGREEMENT

THIS FIRST AMENDMENT TO SALES COMPENSATION AGREEMENT (the “Amendment”) is entered into and effective as of September 20, 2018 by and between PCTEL, Inc., a Delaware corporation having a place of business at 471 Brighton Drive, Bloomingdale, IL 60108 (“PCTEL”), and Arnt Arvik, a PCTEL employee with a residence at 15701 Berkeley Drive, Haymarket, VA 20169 (“Participant”).  Any capitalized terms used herein but not defined shall have the meanings given to such terms in the Agreement (as hereinafter defined).

WHEREAS, PCTEL and Participant are parties to that certain PCTEL, Inc. Sales Compensation Plan Prepared Specifically for Arnt Arvik FY 2018, executed by Participant on February 11, 2018 (the “Agreement”), and

WHEREAS, the Board of Directors of PCTEL (the “Board”) announced on August 28, 2018 that PCTEL is reorganized to operate and report as one segment (the “Reorganization”); and

WHEREAS, in connection with the Reorganization, the Board has elected the Participant as Chief Sales Officer responsible for all sales of the Company effective as of August 28, 2018;

WHEREAS, PCTEL and Participant wish to amend certain terms of the Agreement to reflect the changes resulting from the Reorganization;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendments to Agreement.

1.1The following definitions in Section II of the Agreement are hereby amended as follows:

“Commission – Commission is the variable compensation payable to Participant for sales to customers.  It is calculated in accordance with Section V below.”

“RFS Total Quota – The target Commissionable Revenue set by management to be generated from sales of RF Solutions products and services for the applicable period.”

1.2The following definition is hereby included in Section II of the Agreement:

“Total Quota – The target Commissionable Revenue set by management to be generated from sales of PCTEL products and services for the period October 1, 2018 to December 31, 2018.”

1.3The parties agree as follows:

(a)that the “Quota” set forth on Attachment A to the Agreement (which is also referenced as “Individual Quota” in the Agreement) is equal to the RFS Total Quota described in Section IV of the Agreement;

(b)that the Quota designated on Attachment A shall apply solely to the period January 1, 2018 to September 30, 2018 and shall be pro-rated for such period (resulting in a pro-rated Quota of $18,000,000 for such period);

EXHIBIT 10.11.1

(c)that Participant’s Commission for such period shall be calculated in accordance with Section V of the Agreement based upon the attainment of the pro-rated Quota;

(d)that for the period October 1, 2018 to December 31, 2018, Participant’s Quota (which is set forth on Attachment A-2 attached to this Amendment) is equal to the Total Quota; and

(e)that Participant’s Commission for the period October 1, 2018 to December 31, 2018 shall be calculated in accordance with Section V of the Agreement based upon the attainment of the Total Quota.

2.

General. This Amendment is governed by and construed in accordance with the laws of the State of Illinois and forms part of and is subject to the terms and conditions of the Agreement; however, the terms of this Amendment shall prevail to the extent of any conflict or inconsistency between the terms of this Amendment and the Agreement, and all references in the Agreement to the “Agreement,” “herein,” “hereof” or using similar terms shall be deemed to refer to the Agreement as amended by this Amendment.  Except as specifically amended pursuant to the foregoing, the Agreement shall continue in full force and effect in accordance with the terms in existence as of the date of this Amendment.  This Amendment, together with the Agreement and the agreements referred to therein and herein, contains the entire agreement of the parties with respect to the matters herein, and may not be amended or modified except by an instrument executed in writing by all parties hereto.  The parties may execute this Amendment in one or more counterparts, each of which shall for all purposes be deemed to be an original but both of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF the parties have executed this Amendment by their duly authorized representatives effective as of the date set forth above:

PCTEL, Inc.

By: /s/ Jeffrey Miller

Name: Jeffrey Miller

Title: Senior Vice President and General Manager-
RF Solutions

By: /s/ Les Sgnilek

Name: Les Sgnilek

Title: Vice President, Corporate Resources and
Chief Risk Officer

By: /s/ John W. Schoen

Name: John Schoen

Title: Senior Vice President and Chief Finance Officer

Arnt Arvik, as Participant /s/ Arnt Arvik Signature

EXHIBIT 10.11.1

ATTACHMENT A-2

PCTEL, INC.

QUOTA ASSIGNMENT STATEMENT

Participant:  Arnt Arvik

Quota for the period October 1, 2018 to December 31, 2018: $26,159,000

Sales Territory and/or Accounts: Worldwide sales of PCTEL products by employees, independent contractors, representatives and distributors through any and all accounts and sales channels.